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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


                  EMPLOYMENT AGREEMENT (this "Agreement"), dated as of February 16, 1998, between ATC Group Services Inc., a Delaware Corporation ("Employer" or "Company"), Acquisition Holdings, Inc., a Delaware corporation ("Holdings") and Nicholas J. Malino ("Executive").

                  WHEREAS, Acquisition Corp. has entered into an Agreement and Plan of Merger dated November 26, 1997 (the "Merger Agreement") to, among other things, acquire all of outstanding shares of common stock of the Company;

                  WHEREAS, in connection with the acquisition, Executive has agreed to enter into an employment contract with the Company upon the terms and conditions set forth herein;

                  WHEREAS, Holdings has agreed to grant certain options and restricted stock to the Executive in connection with his employment with the Company upon the terms and conditions set forth herein;
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                  NOW, THEREFORE, in consideration of the premises and the
mutual covenants herein contained, the parties hereto agree as follows:

                  1. Employment Term. The term of Executive's employment under this Agreement shall commence on the date hereof and expire on February 28, 2001 (the "Employment Term"); it being understood, however, that to the extent Executive's employment is terminated pursuant to Section 6, the Employment Term shall cease. This Agreement shall automatically extend for successive one year periods unless either party provides written notice of its intent not to renew no later than ninety days prior to the expiration of the then current term.

                  2. Position, Duties, Responsibilities.

                     (a) Position. Executive hereby accepts employment with the Company as its President and Chief Executive Officer in accordance with the terms and conditions herein. Executive shall devote his best efforts and his full professional time and attention (except for vacation, sick leave and other excused leaves of absence) to the performance of the services customarily incident to such office and consistent with past practices and customs at the Company and of such other duties as may be reasonably assigned to the Executive from time to time by the Board of Directors of the Company (the "Board"). Company will provide office


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facilities, secretarial and clerical support consistent with past practices and customs of the Company.

                           (b) Other Activities.  Except upon the prior written
consent of the Board, during the Employment Term, Executive will not (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is competitive with, or that places him in a competing position to that of Company. This clause shall not prohibit Executive from investing his assets in a publicly traded company, so long as such investment does not include the performance of services by Executive in the operation or affairs of the companies in which such investments are made, or teaching, writing or publicly speaking, so long as these activities do not interfere or conflict with Executive's duties hereunder.

                  3. Compensation, Benefits, Expenses.

                     (a) Compensation. In consideration of the services to be rendered hereunder, Executive shall be paid a salary at the rate of $200,000 per year until March 1, 1998, and thereafter an annual salary of not less than $250,000, payable in accordance with the Company's payroll practices in effect during the course of this Agreement. Each year (commencing in 1999), effective March 1, Executive's annual salary shall increase by the percentage increase of the


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Consumer Price Index (All items) ("CPI") for the area during the twelve month period prior to such date.

                     (b) Bonus. As further compensation for the services of Executive, the Company shall pay Executive annual cash bonuses determined as follows and payable within ninety (90) days of the end of the relevant fiscal year:
                     (i) Executive shall be eligible to receive with respect to each fiscal year during the term hereof a cash bonus in an aggregate amount equal to the Target Bonus Amount. For any fiscal year the Target Bonus Amount shall be equal to $100,000 if the Company achieves EBITDA equal to the Lower EBITDA Target for such fiscal year and $250,000 if the Company achieves EBITDA equal to or in excess of the Higher EBITDA Target for such fiscal year. If the Company achieves EBITDA for any fiscal year between the Lower EBITDA Target and Higher EBITDA Target, the Target Bonus Amount shall equal $150,000 times a fraction, the numerator of which is the amount of EBITDA achieved by the Company during such fiscal year in excess of the Lower EBITDA Target for such fiscal year and the denominator of which is the Higher EBITDA Target for such fiscal year minus the Lower EBITDA Target for such fiscal year. If the Company achieves EBITDA of less than the Lower EBITDA Target in any fiscal year, the Target Bonus Amount for such fiscal year shall equal zero. For fiscal 1999, the Lower EBITDA Target and Higher EBITDA Target shall be $27 million and $30 million, respectively; and for each


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fiscal year thereafter the Lower EBITDA Target and Higher EBITDA Target shall equal 115% of the Lower EBITDA Target and Higher EBITDA Target, respectively, for the prior fiscal year; provided that if revenues for any fiscal year increase by more than 20% from the prior fiscal year as a result of one or more acquisitions or mergers, then the Lower EBITDA Target and Higher EBITDA Target for such fiscal year shall be determined in good faith by the Board in consultation with Executive. The EBITDA between and including the Lower EBITDA Target and Higher EBITDA Target is hereinafter referred to as the "EBITDA Target".
                     (ii) For all purposes of this Agreement, EBITDA shall mean income before income taxes, depreciation, amortization and interest expense computed from the audited annual financial statements of the Company. Other operating target results for the 1999 fiscal year and future fiscal years shall be determined in good faith by the Board in consultation with Executive and may include, for example, among other things, maintaining the Company's technical capacity and high quality customer service, installation of a new MIS system, hiring a chief financial officer and, if appropriate, completing acquisitions. The parties will use their best efforts to establish other operating targets for fiscal 1999 within 30 days after the date hereof.
                    (iii) For purposes of calculating actual annual bonus amounts to be paid hereunder for any fiscal


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year, 66 2/3% of the Target Bonus Amount for such fiscal year shall be paid to
Executive based upon achievement of the EBITDA Target for such fiscal year and 33 1/3% of the Target Bonus Amount for such fiscal year shall be paid to Executive based upon achievement of both the EBITDA Target and other operating targets for such fiscal year.

                     (c) Benefits. As he becomes eligible therefor, the Company shall provide Executive with the right to participate in and to receive benefits from all present and future life, vacation, accident, disability, medical, pension, and savings plans and all similar benefits made available generally to executives of the Company. The amount and extent of benefits to which Executive is entitled shall be governed by any applicable benefit plan, as it may be amended from time to time.

                     (d) Leased Automobile. The Company shall provide Executive during the Employment Term with a leased automobile similar to the vehicle provided to Employee at the commencement of this Agreement.

                     (e) Relocation Expenses. The Company shall pay the reasonable expenses incurred by Executive in connection with Executive's relocation to New York City, up to a maximum dollar amount equal to the lowest of three bids provided by a moving company to Executive in writing, and forwarded to the Company prior to Executive's relocation.


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                     (f) Other Expenses.  The Company shall reimburse Executive for reasonable travel and other business expenses incurred by Executive in the performance of his duties hereunder in accordance with Company's general policies, as they may be amended from time to time during the course of this Agreement.

                     (g) Options. Holdings shall grant to Executive, on or before March 31, 1998, options ("New Options") to purchase Holdings common stock, par value $0.01 per share ("Holdings Common Stock"), representing a maximum of 3.41% of the then common equity of Holdings on a fully diluted basis. The New Options shall have an initial exercise price of $12 per share and shall be subject to adjustment upon any stock split, subdivision, combination or other similar event. The New Options, Holdings Common Stock issued upon exercise thereof and the Holdings Restricted Common Stock referred to in Section 4 shall be subject to restrictions on transfer and subject to the right of repurchase by Holdings on the same terms as those applicable to Holdings Common Stock contained in the Employee Subscription Agreements dated January 20, 1998 (except to the extent otherwise provided herein with respect to the price to be paid to Executive upon any such repurchase as set forth herein).
                     (i) One half of the New Options, exercisable for 1.7% of the then common equity of Holdings on a fully


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diluted basis (the "Time Vested Options"), shall vest in equal 25% increments over a four year period, such vesting to occur on each of the first four anniversary dates of the commencement of the term of this Agreement; provided that all of such Time Vested Options shall vest upon a Change of Control and provided further that to the extent this Agreement is terminated pursuant to
Section 6(e) and a Change of Control occurs within six months of such termination (x) any of such Time Vested Options as well as any other options that vest based on time that had been forfeited upon such termination shall be reinstated and immediately vest and (y) Executive shall have the right to receive for each share of Holdings Common Stock theretofore purchased by Holdings upon such termination the difference between the amount Executive received from Holdings pursuant to such purchase and the amount, if any, to be paid for one share of Holdings Common Stock in such Change of Control. For purposes of this Agreement, Change of Control shall have the meaning set forth in the Indenture, dated January 29, 1998, between Acquisition Corp. and State Street Bank and Trust Company, as trustee.
                     (ii) With respect to the other half of the New Options, exercisable for the other 1.7% of the then common equity of Holdings on a fully diluted basis (the "Performance Based Options"), such Performance Based Options shall vest effective as of each of the first four anniversary dates of the commencement of the term of this Agreement, if


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the Company has achieved EBITDA for the immediately preceding fiscal year equal to at least the mid point of the Lower EBITDA Target and Higher EBITDA Target for such fiscal year. If the Company does not achieve such EBITDA for such immediately preceding fiscal year, the Performance Based Options eligible to vest for the fiscal year in question shall be forfeited.
                     (iii) Executive shall have the right to exercise any vested New Option within ten (10) business days of a termination of employment pursuant to Section 6, but not thereafter. Notwithstanding the provisions of the Employee Subscription Agreement dated January 20, 1998, in the event of termination pursuant to Section (6)(d) or (e), the purchase price to be paid by Holdings to Executive for any Holdings Common Stock whether or not issued upon exercise of any options (including the New Options) shall be the greater of the purchase price of such Holdings Common Stock or the Fair Market Value thereof.
                     "Fair Market Value" shall mean, at any time, per share of Holdings Common Stock (a) the arithmetic average of the daily last sale prices of the Holdings Common Stock for twenty consecutive trading days ending immediately prior to such time or, if no such sale takes place on such dates, the average of the closing bid and asked prices on such dates, in each case as officially reported on the principal national securities exchange on which the Holdings Common


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Stock is then listed or admitted to trading, (b) if such Holdings Common Stock is not then listed or admitted to trading on any national securities exchange, but is designated as a national market system security by the NASD, the arithmetic average of the daily last trading prices of the Holdings Common Stock for twenty consecutive trading days ending immediately prior to such time, or if there shall have been no trading on such date, the average of the reported closing bid and asked prices on such dates as shown by the NASDAQ, (c) if the Holdings Common Stock is being offered in an initial public offering at or within 20 days prior to such time, the average price of such Holdings Common Stock per share, net of underwriter's discount and expenses, sold in such initial public offering, and (d) if the Holdings Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market and not then being offered in the initial public offering, the fair market value of the Holdings Common Stock as determined in good faith by Holdings Board of Directors; provided that Executive shall have the right, within 7 days of receiving the Fair Market Value, to select a nationally recognized investment bank reasonably acceptable to Holdings to determine the Fair Market Value. To the extent that Executive elects to so retain such an investment bank, then Fair Market Value shall mean the fair market value chosen by such investment bank, provided that the cost and expense of


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such investment bank shall be borne by Executive if the fair market value determined by such investment bank shall be 5% or more greater than or less than the fair market value previously determined in good faith by Holdings Board of Directors.

                     4. Grant of Holdings Restricted Common Stock. On February 5, 1998, the effective date of the merger of Acquisition Corp. with and into the Company, Holdings issued to Executive 33,896 shares of Holdings Restricted Common Stock which shall vest on the dates set forth below; provided that on such date Executive shall then be employed by the Company and to the extent Executive's employment is terminated prior to any such date, the Holdings Restricted Common Stock scheduled to vest on such date shall be forfeited.

                               Number of Shares of
                               Holdings Restricted
                                  Common Stock
                       8,474. . . . . . . . .March 1, 1999
                       8,474. . . . . . . . .March 1, 2000
                       8,474. . . . . . . . .March 1, 2001
                       8,474. . . . . . . . .March 1, 2002

                     For purposes of Holding's repurchase right with respect to such Holdings Restricted Common Stock, the original per share purchase price for purposes of calculating Adjusted Purchase Price, as set forth in the Employee


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Subscription Agreement dated as of January 20, 1998, shall be deemed to be $12 per share.

                     5. Special Bonus.

                     (a) Payment of Fiscal Year 1997 Bonus. The Company shall pay to the Executive a special bonus (the "Fiscal Year 1997 Bonus") (x) no later than June 1, 1998 or (y) to the extent the Company meets its budget for the first fiscal quarter of 1999, during the first fiscal quarter of 1999. The Fiscal Year 1997 Bonus shall equal $168,000.

                     (b) Release. Upon receipt of the Fiscal Year 1997 Bonus and Holdings Restricted Common Stock specified in Section 4 (whether or not any Holdings Restricted Common Stock ultimately vests), Executive on behalf of himself and his heirs, successors and assigns, hereby releases and forever discharges the Company, its affiliates, and its former, present and future shareholders, officers, directors, successors, assigns and predecessors (the "Released Parties") of any and all claims, actions, causes of action, demands, rights, damages, debts, compensation, costs or other expenses, including without limitation attorneys' fees, of any nature whatsoever, known or unknown, which Executive ever had or has against the Released Parties arising out of any payments (including bonuses) for services rendered to the Released Parties for all prior periods.

                     6. Termination of Employment.


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                     (a) By Death. If Executive dies prior to the expiration of the Employment Term, his base salary, bonus pursuant to Section 3(b) (if any) and accrued but unused vacation will be prorated through the day of his death, and paid to his beneficiaries or estate. Thereafter, Company's obligations hereunder shall terminate.

                     (b) By Disability. If Executive becomes "Permanently Disabled" (as defined below) prior to the expiration of the Employment Term, Company shall be entitled to terminate his employment, subject to the requirements of applicable law, and Executive shall be entitled to receive disability benefits in accordance with any applicable disability policy maintained by Company as of the date of such disability. In the event of such termination, Executive's base salary and bonus pursuant to Section 3(b) (if any) will be prorated through the date of termination and paid to him, and Executive shall receive a cash lump sum payment for accrued but unused vacation for the year of termination. Upon such termination, Company shall have no further obligations to the Executive hereunder other than to provide the Executive with the benefits as set forth in this subparagraph. For the purposes of this subparagraph, Executive shall be deemed "Permanently Disabled" when, and only when the Company determines, after consultation with Executive's physician, that Executive suffers a physical or mental disability that prevents Executive from performing the


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essential duties of his position with reasonable accommodations as may be required by law (i) for a period of one hundred twenty (120) consecutive days; or (ii) for an aggregate of one hundred fifty (150) business days in any twelve
(12) month period.

                     (c) By Company For Cause. If the Company terminates the Executive for "Cause" (as defined below), Company shall thereafter have no obligations to the Executive hereunder. "Cause" shall mean termination by Company of Executive's employment because of (i) any act or omission that constitutes a material breach by Executive of any of his obligations under this Agreement, or under any other material agreement with, or material written policy of Company, which act or omission is not cured within thirty days of the Company providing Executive with notice of the act, omission or failure deemed to constitute Cause; (ii) the failure or refusal by Executive to follow any lawful reasonable written direction of the Board, which failure or refusal is not cured within thirty days of the Company providing Executive with reasonably detailed written notice of the failure or refusal deemed to constitute Cause;
(iii) the conviction by Executive of a felony, a crime involving moral turpitude or the perpetration by Executive of a common law fraud; or (iv) any other willful act or omission by Executive, which is or will be materially injurious to the financial condition or business reputation of, or is otherwise materially injurious


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to the Company, which act or omission is not cured within thirty days of the Company providing Executive with reasonably detailed written notice of the act or omission deemed to constitute Cause. The parties hereto hereby agree that notwithstanding the provisions in the Employee Subscription Agreement between Executive and Holdings, dated as of January 20, 1998, the term "Cause" in such Employee Subscription Agreement shall be interpreted to mean Cause as defined in this Agreement.

                     (d) By Executive For Good Reason. Executive may terminate, without liability, the Employment Term for "Good Reason" (as defined below) upon thirty (30) business days' advance written notice to Company. Company shall pay Executive the annual salary to which he is entitled pursuant to Section 3(a) for 1 year from the date of such termination (the "Section 6(d) Termination Period"), less the amount of compensation, income or benefits earned or paid to Executive as an employee or consultant from any entity other than the Company during the Section 6(d) Termination Period; provided that in no event shall Executive be entitled to receive less than $125,000. In addition, the Company shall pay to Executive (x) all amounts due to Executive up to the date of termination under Sections 3(c) and 3(f) of this Agreement and (y) Executive's bonus pursuant to Section 3(b) (if any) prorated through the date of such termination. The Company shall have no obligations to Executive other than those set


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forth herein. Good Reason shall exist if: (i) there is an assignment to the
Executive of any duties materially inconsistent with or which constitute a material adverse diminution in the Executive's position, duties, responsibilities, or status with Company, or a material adverse diminution in the Employee's reporting responsibilities, title, or offices; or (ii) there is a material breach by Company of this Agreement or any other material agreement between the Company and Executive. If Executive terminates his employment without Good Reason, Company shall thereafter have no obligations to Executive hereunder, except as otherwise required by law. Upon termination by Executive of his employment under this Section 6(d), Executive shall in good faith seek to obtain alternative employment in a comparable senior executive position and to otherwise mitigate the amount payable to Executive pursuant to this Section 6(d).

                     (e) Termination By the Company Other Than By Reason of Death, Disability or Cause. If the Company terminates Executive's employment for any reason other than death, disability or Cause, Company shall pay to Executive the compensation he is entitled to pursuant to Section 3(a) for 1 year from the date of such termination (the "Section 6(e) Termination Period"), less the amount of compensation, income or benefits earned or paid to Executive as an employee or consultant from any entity other than the Company during


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the Section 6(e) Termination Period; provided that in no event shall Executive be entitled to receive less than $125,000. In addition, the Company shall pay to Executive all amounts due to Executive up to the date of termination under Sections 3(c) and 3(f) of this Agreement. The payments and benefits provided for in this Section 6(e) are contingent on Executive executing a general release on behalf of the Company in the form attached hereto as Exhibit A. Upon termination of Executive under this Section 6(e), Executive shall in good faith seek to obtain alternative employment in a comparable senior executive position and to otherwise mitigate the amount payable to Executive pursuant to this Section 6(e).

                     (f) Bonus Calculation. The pro rata bonus pursuant to
Section 3(b) (if any) payable to Executive pursuant to Section 6(a), (b) or (d) shall be calculated at the end of the fiscal year in question and be determined based on the portion of such fiscal year Executive was employed by Company pursuant to this Agreement and whether or not the Company obtained its EBITDA Target and other operating targets for such fiscal year.

                     7. Proprietary Information.

                     (a) Defined. "Proprietary Information" is all proprietary, secret or confidential information pertaining to the business of the Company.


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                     (b) General Restrictions on Use. Executive agrees to hold
all Proprietary Information in strict confidence and trust for the sole benefit of Company and not directly or indirectly, to disclose, use, copy, publish, summarize, or remove from Company's premises any Propriety Information except
(i) during the Employment Term to the extent necessary to carry out Executive's responsibilities under this Agreement, and (ii) after termination of the Employment Term as specifically authorized in writing by the Board.

                     (c) Interference with Business; Competitive Activities. In consideration of his employment under this Agreement, Executive agrees that for a period of one (1) year after termination of the Employment Term (or any renewal term, if applicable), he shall not, for himself or for any third party, directly or indirectly (i) divert or attempt to divert from Company any business of any kind in which it is engaged, including, without limitation, the solicitation or interference with any of its suppliers or customers; (ii) employ, solicit for employment, or recommend for employment any person employed by Company during the period of such person's employment and for a period of one
(1) year thereafter, or (iii) engage in any business activity that is or may be competitive with the Company; provided that notwithstanding the foregoing, if Executive is terminated pursuant to Section 6(d) or 6(e), Executive shall be required


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to comply with the provisions of this Section 7(c) only for such time as
Executive is receiving amounts he is entitled to pursuant to Section 3(a) in accordance with such Section 6(d) or 6(e), as the case may be. If the scope of any of the restrictions set forth above is too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and Executive hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

                     8. No Assignment.

                     (a) Neither this Agreement nor any right or interest hereunder shall be assignable by Executive, his beneficiaries or legal representatives, without Company's prior written consent; provided, however, that nothing in this subsection 8(a) shall preclude Executive from designating a beneficiary to receive upon his death any benefit payable hereunder, or the executors, administrators or other legal representatives of Executive's estate from assigning any rights hereunder to the person or persons entitled thereto.

                     (b) Except as otherwise required by law, without Company's prior written consent, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to


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exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

                     9. Registration Rights.

                     (a) "Piggy-Back" Registrations. If Holdings proposes to register any shares of Holdings Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), in connection with any offering of its securities, whether or not for its own account, Holdings shall furnish prompt written notice to Executive of its intention to effect such registration and the intended method of distribution in connection therewith. Upon the written request of Executive made to Holdings within 30 days after the receipt of such notice by Holdings, Holdings shall include in such registration in accordance with the other provisions of this Section 9, the requested number of Executive's Registrable Securities (a "Piggy-Back Registration").

                     (b) Underwriting Requirements. In connection with any offering involving an underwriting of Holdings Common Stock, Holdings shall not be required under Section 9(a) to include any of the securities of Executive in the registration of the securities to be included in such underwriting, or in such underwriting itself, unless Executive accepts the terms of the underwriting as agreed upon between Holdings and the underwriters selected by it,


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and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by Holdings. If the total amount of securities, including Registrable Securities, requested by Executive and any other stockholder of Holdings to be included in such offering, exceeds the number of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then Holdings shall be required to include in the offering only such number of Registrable Securities as the underwriters determine in their sole discretion will not jeopardize the success of the offering. In connection with any such offering, Holdings shall include in such registration (to the extent of the number which Holdings is so advised can be sold), first the securities, if any, being sold by Holdings, and second the securities proposed to be registered by WPG Corporate Development Associates V, L.P. or its affiliates, Jackson National Life Insurance Company or its affiliates and any similar third party investors granted piggy-back registration rights, and third, Executive and any other stockholders (including other employees of the Company) of Holdings not included in the foregoing second priority. The Registrable Securities so included shall be apportioned among Executive and any other stockholders of Holdings pro rata in proportion to the total number of Registrable Securities and shares of Holdings Common Stock owned by them, respectively.


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Notwithstanding anything herein to the contrary, to the extent the underwriters in any such Piggyback Registration determine that Executive must sell lesser pro rata shares than any other stockholder or no shares, Executive shall sell such lesser amount of shares or no shares as determined by such underwriters and the fact that Executive was required to sell such lesser amount of shares or no shares shall not affect the right of any other stockholders to include Holdings Common Stock in such registration.

                     (c) Expenses of Registration. With respect to a Piggy-back Registration, Holdings shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations made pursuant to Section 9(a), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for Holdings, but excluding fees and disbursements of counsel to holders of Registrable Securities and underwriting discounts and commissions relating to Registrable Securities.
                     As used in Section 9, the following shall have the following meaning:
                     "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act


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and the declaration or ordering of effectiveness of such registration statement.
                  "Registrable Securities" shall mean any and all shares of Holdings Common Stock whenever acquired. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of by Executive in accordance with such registration statement or (ii) such securities may be sold pursuant to Rule 144 of the Securities Act.

                     10. Notices. All notices, requests, claims, demands and other communications under this agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such address for a party as shall be specified by like notice): (i) if to Company, to the addresses therefor specified in Section 10.02 of the Merger Agreement, (ii) if to Executive, 104 East 25th Street, New York, New York 10010.

                     11. Entire Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of Executive by Company and may not be contradicted by evidence of any prior or contemporaneous agreement.


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The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

                     12. Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive and by a duly authorized representative of Company other than Executive. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

                     13. Confidentiality. Executive agrees that the terms and conditions of this Agreement are confidential and shall not be disclosed by Executive to any third parties, other than Executive's lawyers and other professional advisors, unless such disclosure is required by law.


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                     14. Governing Law. The validity, interpretation,
enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law of the State of New York.

                     15. Employee Acknowledgment. Executive acknowledges (i) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by Company, and (ii) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

                     16. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Corporation and its respective successors and assigns, but the rights and obligation of Executive are personal and may not be assigned or delegated without the Company's prior written consent.

                     17. Arbitration. Any dispute between the parties arising under this Agreement or Executive's employment with the Company (or the termination thereof) shall not be decided in court, but instead shall be submitted to final, binding arbitration before the American Arbitration Association in New York City.

                     The parties have duly executed this Agreement as of the date first written above.


                                                   ATC GROUP SERVICES INC.


                                               By:  /s/  Christopher P. Vincze
                                                  ---------------------------
                                                  Name:  Christopher P. Vincze
                                                  Title: Chief Operating Officer


                                                   ACQUISITION HOLDINGS, INC.


                                               By:  /s/  Wesley W. Lang, Jr.
                                                  -----------------------------
                                                  Name:  Wesley W. Lang, Jr.
                                                  Title: President


                                                   EXECUTIVE


                                                    /s/  Nicholas J. Malino
                                                   ----------------------------
                                                         Nicholas J. Malino

                                                                     Exhibit A

                                 GENERAL RELEASE

                     In consideration of the payment of _____________________ received from ATC Group Services Inc. ("Employer"), _____________________ ("Employee") and except for all accrued but unpaid compensation, benefits and rights of Employee provided under Section 6(e) of that certain Employment Agreement between Employee, Employer and Acquisition Holdings, Inc., dated as of February 16, 1998 and all amendments and extensions thereto which the parties may adopt, Employee, on behalf of himself and his heirs, executors, administrators, successors and assigns, hereby releases, relieves and forever discharges Employer, its former and present subsidiaries, affiliates, branches, successors and assigns, and their former and present officers, directors, trustees, employees, agents and attorneys, (collectively, the "Released Parties"), from any and all claims, actions, causes of action, demands, rights, damages, debts, compensation, costs or other expenses, including without limitation attorneys' fees, of any nature whatsoever, whether known or unknown, which Employee ever had, now has, or which he, his heirs, executors, administrators, successors and assigns hereinafter can, shall or may have against the Released Parties arising out of any matter, cause, acts, conduct, claim or event, including without limitation all matters relating to Employee's employment with the Employer, including without limitation contract claims, tort claims, claims for compensation or benefits, personal injury claims and claims for attorneys' fees, and further includes all claims arising under the Age Discrimination in Employment of 1967, as amended, 29 U.S.C. ss. 621 et seq., National Labor Relations Act, as amended, 29 U.S.C. ss. 151 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. ss. 2000e et seq., the Americans with Disabilities Act of 1990, 42 U.S.C. ss. 12191 et seq., the Civil Rights Act of 1866, 42 U.S.C. ss. 1981, the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. ss. 1001 et seq., or any other federal, state and local law or principal of contract law or common law; provided, however, that this General Release shall not operate to prohibit Employee from commencing an action to enforce the terms of his Employment Agreement.
                     Employee represents that he has not and will not file any complaints, grievances, or charges relating to his employment against any of the Released Parties.
                     Employee warrants that he is signing this General Release voluntarily, and that no promises or inducements for this General Release have been made, and he enters into this General Release without reliance upon any statement or representation by any of the Released Parties or any other person, concerning any fact material to this General Release. Employee acknowledges that he is not otherwise entitled to receive the consideration set forth above.

                     The Employer hereby advises the Employee to consult with legal counsel concerning this General Release. The Employee acknowledges that he has had at least twenty-one days in which to consider this General Release and has had the opportunity to obtain legal counsel concerning this General Release. Employee represents and warrants that he fully understands the terms of this General Release, and that he knowingly and voluntarily, of his own free will without any duress, being fully informed and after due deliberation, accepts its terms and signs the same as his own free act for the purpose of making full withdrawal, compromise and settlement of all claims.
                     This General Release contains the entire agreement among the parties hereto and the terms of this General Release are contractual and not a mere recital.
                     The Employee understands that he has seven (7) days to revoke this General Release after signing. Employee agrees that in the event he elects to revoke this General Release, he will provide the Employer with a written revocation by the close of business on the seventh day following his execution of this General Release.
                     PLEASE READ CAREFULLY BEFORE SIGNING. THIS DOCUMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, EXCEPT AS SPECIFICALLY PROVIDED HEREIN.


                                                    ---------------------
                                                          EMPLOYEE

STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )



                     On _________ , 1997 before me personally came _________ , to me known, and known to me to be the individual described herein, and who executed the foregoing General Release, and duly acknowledged to me that he executed the same of his own free will without any duress.


                                                       -----------------
                                                         NOTARY PUBLIC